UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

U.S. Antitrust Review

On June 24, 2020, uniQure biopharma BV (“uniQure biopharma”), a wholly owned subsidiary of uniQure N.V. (the “Company”), entered into a commercialization and license agreement (the “Agreement”) with CSL Behring LLC (“CSL Behring”) providing CSL Behring exclusive global rights to etranacogene dezaparvovec, the Company’s investigational gene therapy for patients with hemophilia B (the “Transaction”). The effectiveness of the Transaction is contingent on completion of review under antitrust laws in the United States, Australia, and the United Kingdom.

On December 3, 2020, uniQure biopharma and CSL Behring filed a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). On January 4, 2021, the United States Federal Trade Commission (“FTC”) issued to uniQure biopharma a Request for Additional Information and Documentary Material (a “Second Request”) under the HSR Act. The FTC similarly issued a Second Request to CSL Behring also with respect to the antitrust review of the Agreement. Issuance of a Second Request is a standard part of the regulatory approval process for transactions of this type. The effect of the Second Requests is to extend the waiting period imposed under the HSR Act until 30 days after all parties to the Agreement have substantially complied with the requests, unless the waiting period is terminated earlier by the FTC or voluntarily extended by the parties. The Company does not believe that the consummation of the Transaction will result in a violation of any applicable U.S. antitrust laws. However, there can be no assurance that a challenge to the Transaction on antitrust grounds will not be made, or if such a challenge is made, what the result would be. The Company expects the parties to comply with the Second Requests and close the Transaction before the end of the second quarter of 2021.

Other Antitrust Reviews

On November 24, 2020, the Competition and Markets Authority in the United Kingdom (the “CMA”) adopted a decision not to refer the Agreement for proceedings under section 33 of the Enterprise Act 2002. The decision was made public by the CMA on January 6, 2021. Thus, the CMA has completed its review of the Agreement and the transactions contemplated by the Agreement may close from the perspective of the United Kingdom competition authority.

On November 11, 2020, the Australian Competition and Consumer Commission (“ACCC”) determined, pursuant to section 50 of the Competition and Consumer Act 2010, that it will not intervene in the Agreement. Thus, the ACCC has completed its review of the Agreement and the transactions contemplated by the Agreement may close from the perspective of the Australian competition authority.

Forward-Looking Statements

This communication contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date hereof. These forward-looking statements include, but are not limited to, whether the Transaction will result in a violation of applicable antitrust laws, the timing of the Company’s compliance with the second request, and the Company’s expectation as to when it will close the Transaction. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described under the heading "Risk Factors" in the Company’s Report on Form 10-Q filed on October 27, 2020. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: January 7, 2021	By:	/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

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